EXH.99.14(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated April 21, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report of the Pacific Horizon Prime Fund, Pacific Horizon Government Fund, Pacific Horizon Treasury Fund, Pacific Horizon Treasury Only Fund, Pacific Horizon Tax-Exempt Fund, Pacific Horizon California Municipal Bond Fund, Pacific Horizon California Tax-Exempt Fund, Pacific Horizon Asset Allocation Fund, Pacific Horizon Capital Income, Pacific Horizon Intermediate Bond Fund and Pacific Horizon Blue Chip Fund (eleven of the seventeen portfolios constituting Pacific Horizon Funds, Inc., hereafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We also consent to the incorporation by reference in the Prospectuses and Statement of Additional Information of the Funds dated July 1, 1998, of our report dated April 21, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report of the Funds, which Prospectuses and Statement of Information are also incorporated by reference in the Registration Statement. We further consent to the references to us under the headings "Financial Statements", "Other Service Providers for the Pacific Horizon Funds and Nations Funds" and in paragraphs 5.2.e. and 7.4 of the Agreement and Plan of Reorganization in such Combined Proxy Statement/Prospectus and to the references to us under the headings "Financial Highlights" in the Prospectuses dated July 1, 1998 for the Funds and under the headings "Independent Accountants" and "Financial Statements" in the Statements of Additional Information dated July 1, 1998 for the Funds.




PricewaterhouseCoopers LLP
New York, New York
December 30, 1998